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VIEW MATERIALS & VOTE

MONEYLION INC.
249-245 WEST 17TH STREET, FLOOR 4
NEW YORK, NY 10011

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ML2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61000-Z89564

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MONEYLION INC.

The Board of Directors recommends you vote FOR Proposals 1 and 2

		For	Against	Abstain
1.	to adopt the Agreement and Plan of Merger, dated as of December 10, 2024 (such agreement, as it may be amended from time to time, is referred to as the "merger agreement"), by and among MoneyLion Inc. (referred to as "MoneyLion"), Gen Digital Inc. (referred to as "Gen Digital") and Maverick Group Holdings, Inc., a wholly-owned subsidiary of Gen Digital (referred to as "Merger Sub"), pursuant to which Merger Sub will be merged with and into MoneyLion (referred to as the "merger"), with MoneyLion surviving the merger as a wholly-owned subsidiary of Gen Digital (referred to as the "merger agreement proposal");	☐	☐	☐
2.	to approve the adjournment from time to time of the special meeting of stockholders of MoneyLion (referred to as the "MoneyLion special meeting"), if necessary to solicit additional proxies if there are not sufficient votes to approve the merger agreement proposal at the time of the MoneyLion special meeting or any adjournment or postponement thereof (referred to as the "adjournment proposal").	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders:
The Notice and Proxy Statement is available at www.proxyvote.com.

V61001-Z89564

MONEYLION INC.
SPECIAL MEETING OF STOCKHOLDERS
April 10, 2025 at 10:00 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and Proxy Statement, hereby appoint(s) Diwakar Choubey as proxy, with the full power of substitution and re-substitution, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this card, all of the shares of common stock of MoneyLion Inc. (referred to as "MoneyLion") that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on April 10, 2025 at www.virtualshareholdermeeting.com/ML2025SM and any all postponements or adjournments thereof. The undersigned hereby revokes all proxies previously given by the undersigned with respect to the Special Meeting of Stockholders, including any previously given by telephone or internet.

This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, the proxy will have authority to vote "FOR" Proposal 1, the merger agreement proposal, and "FOR" Proposal 2, the adjournment proposal, and in their discretion on any other matters that may properly come before the meeting.

Continued and to be signed on reverse side